Exhibit 99.1

LEGACY EDUCATION REPORTS FIRST QUARTER FISCAL 2025 RESULTS; CONTINUING HIGH DEMAND DRIVES POSITIVE GROWTH OUTLOOK

Lancaster, California, November 14, 2024 (PR Newswire) — Legacy Education Inc. (NYSE American: LGCY), an award-winning, nationally accredited, for-profit post-secondary education company, today announced financial and operating results for the fiscal first quarter ended September 30, 2024.

Legacy Education Inc. will host a conference call to discuss its first quarter financial results on Thursday, November 14, 2024 at 4:30 p.m. Eastern time.

To access the live webcast of the conference call, please go to the investor relations section of the Legacy Education website at www.legacyed.com. Participants may also register via teleconference at Q1 Fiscal 2025 Legacy Education Inc. Earnings Conference Call. Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call. Participants are requested to register at a minimum 15 minutes before the start of the call. An archived version of the webcast will be accessible for 90 days at www.legacyed.com. Toll-free dial-in number is 1-877-407-9785 and international dial-in number is 1-201-689-8843.

First Quarter 2025 Financial Highlights

●	Revenue grew 35.1% to $14.0 million
●	New student starts increased 23.3%
●	EBITDA of $2.7 million and adjusted EBITDA of $2.8 million
●	Net income of $2.1 million
●	Diluted earnings per share of $0.21
●	Student population of 2,539, 25.4% higher that the first quarter of fiscal 2024

“We are pleased to report results for our First Quarter 2025, which underscore Legacy Education’s commitment to delivering high-quality educational experiences,” said LeeAnn Rohmann, Chief Executive Officer. “Our record first quarter performance reflects our strategic growth initiatives and dedication to empowering individuals through transformative learning. We remain focused on expanding our reach and enhancing the value we provide to our students, partners and shareholders.”

QUARTER END FINANCIAL RESULTS

(Quarter ended September 30, 2024 compared to September 30, 2023)

●	Revenue was 14.0 million for the three months ended September 30, 2024 compared to $10.4 million for the three months ended September 30, 2023, an increase of $3.6 million, or 35.1%. The increase is primarily due to a 25.4% increase in ending enrollment as well as an increase to higher earning programs
●	Educational services was $7.2 million for the three months ended September 30, 2024 compared to $5.7 million for the three months ended September 30, 2023, an increase of $1.5 million, or 25.7%. The increase was primarily attributable to the increased instructional and staffing required to support the increase in enrollments as well as increased rent and externship fees.
●	General and administrative expense was $4.0 million for the three months ended September 30, 2024 compared to a $3.1 million for the three months ended September 30, 2023, an increase of $0.9 million, or 25.7%. The increase was primarily attributable to an increase in marketing expense, professional fees and bad debt expense. Of the total general and administrative expense, $1.2 million and $1.1 million relate to marketing expense for the first quarter of fiscal 2025 and 2024, respectively.

	Three Months Ended
	September 30
	2024	2023
Revenues:
Tuition and related income, net	$14,005,091	$10,366,934
Operating expenses:
Educational services	7,204,574	5,732,126
General and administrative	3,966,047	3,154,405
General and administrative - related party	81,053	42,000
Depreciation and amortization	81,141	57,859
Total costs and expenses	11,332,815	8,986,390

Operating income	2,672,276	1,380,544
Interest expense	(29,350)	(28,266)
Interest income	260,896	143,134
Total other income	231,546	114,868

Income before income taxes	2,903,822	1,495,412

Income tax expense	(813,069)	(425,816)
Net income (loss)	$2,090,753	$1,069,596

Net income per share
Basic net income per share	$0.22	$0.12
Diluted net income per share	$0.21	$0.11

Basic weighted average shares outstanding	9,320,063	9,291,149
Diluted weighted average shares outstanding	9,817,558	9,691,149

Selected Consolidated Balance Sheet Data:	September 30, 2024
(unaudited)
Cash and cash equivalents	$21,492,618
Current assets	34,852,692
Total assets	50,580,867
Current liabilities	11,350,316
Total stockholders’ equity	32,555,888

Important Information Regarding Non-GAAP Financial Information

To supplement Legacy Education’s consolidated financial statements presented in accordance with GAAP, Legacy Education furnishes certain adjusted non-GAAP supplemental information to our financial results regarding EBITDA and adjusted EBITDA. This reconciliation adjust the related GAAP financial measures to exclude operating income to adjust the impact of non cash compenation in the periods presented. We use such adjusted non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of such adjusted GAAP-related items that, in their opinion, do not reflect the ordinary earnings of our operations, it enhances investors’ overall understanding of our current financial performance and our prospects for the future by (i) providing a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business, (ii) affording a view of our operating results that may be more easily compared to our peer companies, and (iii) enabling investors to consider our operating results on both a GAAP and adjusted non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this adjusted non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the adjusted non-GAAP information may have a material impact on Legacy’s financial results. A reconciliation of adjusted non-GAAP adjustments to Legacy’s GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted net income for the items identified from our GAAP financial results to arrive at our adjusted non-GAAP financial measures:

Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community, evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.

RECONCILIATION OF NET INCOME, EBITDA, AND ADJUSTED EBITDA

	Three Months Ended
	September 30
	2024	2023
Net income	$2,090,753	$1,069,596
Interest expense (income), net	(231,546)	(114,868)
Provison for income taxes	813,069	425,816
Depreciation and amortization	81,141	57,859
EBITDA	2,753,417	1,438,403

Non cash compensation	67,031	-

Adjusted EBITDA	$2,820,448	$1,438,403

ABOUT LEGACY EDUCATION

Legacy Education (NYSE: LGCY) is an award-winning, nationally accredited, for-profit post-secondary education company founded in 2009. Legacy Education provides career-focused education primarily in the healthcare field, with certificates and degrees for nursing, medical technicians, dental assisting, business administrative, and several others. The company offers a wide range of educational programs and services to help students achieve their professional goals. Legacy Education’s focus is on providing high-quality education that is accessible and affordable. Legacy Education is committed to growing it’s education footprint via organic enrollment growth, addition of new programs and accretive acquisitions. For more information, please visit www.legacyed.com or on LinkedIn @legacy-education-inc.

FORWARD-LOOKING STATEMENTS

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates, expected use of proceeds, the Company’s operations and business strategy and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty and changes in circumstances. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Legacy’s most recent Annual Report on Form 10-K and Legacy’s other filings made with the U.S. Securities and Exchange Commission. All such statements speak only as of the date of this press release. Consequently, forward-looking statements should be regarded solely as Legacy’s current plans, estimates, and beliefs. Legacy cannot guarantee future results, events, levels of activity, performance or achievements. Legacy does not undertake and specifically declines any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

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